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                                                                     EXHIBIT 3.1


          CANADA                                                          NUMBER
PROVINCE OF BRITISH COLUMBIA                                              332869

                                     [LOGO]

                          PROVINCE OF BRITISH COLUMBIA
                  Ministry of Finance and Corporate Relations
                             REGISTRAR OF COMPANIES

                                  COMPANY ACT


                          CERTIFICATE OF INCORPORATION


                             I HEREBY CERTIFY THAT

                              TTC/TRUCK TECH CORP.

              HAS THIS DAY BEEN INCORPORATED UNDER THE COMPANY ACT



[SEAL]

                                         GIVEN UNDER MY HAND AND SEAL OF OFFICE

                                           AT VICTORIA, BRITISH COLUMBIA,

                                           THIS 8TH DAY OF SEPTEMBER, 1987

                                           /s/ ROBERTA J. LOWDON
                                           -------------------------------------
                                           ROBERTA J. LOWDON
                                           DEPUTY REGISTRAR OF COMPANIES